    As filed with the Securities and Exchange Commission on November 28, 2000

                                               Registration No. 333-____________
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                        73-1356520
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                       Identification No.)


                  5330 East 31st Street, Tulsa, Oklahoma 74135
              (Address of principal executive offices and zip code)


         DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                                   Copies to:


       Steven B. Hildebrand                           Stephen W. Ray, Esq.
Executive Vice President and Chief                Hall, Estill, Hardwick, Gable,
        Financial Officer                            Golden & Nelson, P.C.
      5330 East 31st Street                        320 South Boston, Suite 400
      Tulsa, Oklahoma 74135                          Tulsa, Oklahoma 74103
         (918) 669-2288                                 (918) 594-0415
 (Name, address and telephone
   number of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of securities to be            Amount to be          Proposed maximum           Proposed maximum        Amount of registration
       registered                    registered(1)     offering price per share      aggregate offering                fee
                                                                                           price
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par             2,400,000 shares (1)           $19.28 (2)               $46,272,000 (2)            $12,215.81
  value $.01 per share
====================================================================================================================================

--------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on November 22, 2000.

--------------------------------------------------------------------------------

                              GENERAL INSTRUCTIONS
                              --------------------


     Pursuant to General Instruction E. of Form S-8, the registrant hereby incorporates by reference into this Registration Statement the contents of Registration Statement No. 333-79603 of Dollar Thrifty Automotive Group, Inc. (the "COMPANY") filed May 28, 1999.


     This Registration Statement is being filed by the registrant to add 2,400,000 shares of the Company's common stock, par value $.01 per share, to the Company's Long-Term Incentive Plan.


                                     PART II
                                     -------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------


ITEM 8.   EXHIBITS
          --------


   EXHIBIT NO.                       DESCRIPTION
   -----------                       -----------
   3.1 Certificate of Incorporation of the Company, filed as the same numbered exhibit with the Company's Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997*

   5.2           Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                 regarding the legality of the  Common Stock being registered **

   10.10         Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan,
                 filed  as  the  same   numbered  exhibit  with   the  Company's
                 Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997*

   10.13         Amendment to Long-Term Incentive Plan dated as of September 29,
                 1998*

   10.19 Second Amendment to Long-Term Incentive Plan dated as of May 25, 2000, filed as the same numbered exhibit with the Company's Form 10-Q for the quarterly period ended June 30, 2000, filed August 9, 2000*

   15.3 Letter from Deloitte & Touche LLP regarding interim financial information**

   23.12         Consent of Deloitte & Touche LLP**

   23.13         Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                 (included in Exhibit 5.2)**


----------------
*     Incorporated by reference
**    Filed herewith

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 28, 2000.


                               DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                               By: /s/ JOSEPH E. CAPPY
                                   ---------------------------------------------
                               Name:   Joseph E. Cappy
                               Title:  President and Principal Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


NAME                                       TITLE                                        DATE
----                                       -----                                        ----
/s/ JOSEPH E. CAPPY                        Chairman of the Board                        November 28, 2000
-------------------                        Chief Executive Officer
Joseph E. Cappy                            President and Director


/s/ STEVEN B. HILDEBRAND                   Executive Vice President                     November 28, 2000
------------------------                   Principal Financial Officer
Steven B. Hildebrand                       Principal Accounting Officer


/s/ MOLLY SHI BOREN                        Director                                     November 28, 2000
-------------------
Molly Shi Boren

/s/ THOMAS P. CAPO                         Director                                     November 28, 2000
------------------
Thomas P. Capo

/s/ EDWARD J. HOGAN                        Director                                     November 28, 2000
-------------------
Edward J. Hogan

/s/ MARYANN N. KELLER                      Director                                     November 28, 2000
---------------------
Maryann N. Keller

/s/ EDWARD C. LUMLEY                       Director                                     November 28, 2000
--------------------
Edward C. Lumley

/s/ JOHN C. POPE                           Director                                     November 28, 2000
----------------
John C. Pope

/s/ JOHN P. TIERNEY                        Director                                     November 28, 2000
-------------------
John P. Tierney

/s/ EDWARD L. WAX                          Director                                     November 28, 2000
-----------------
Edward L. Wax


                                INDEX TO EXHIBITS
                                -----------------



   EXHIBIT NO.                       DESCRIPTION
   -----------                       -----------
   5.2           Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                 regarding the legality of the Common Stock being registered

   15.3 Letter from Deloitte & Touche LLP regarding interim financial information

   23.12         Consent of Deloitte & Touche LLP

   23.13         Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                 (included in Exhibit 5.2)